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                                                              Exhibit 10.17

                  JOHN R. GAULDING AT-WILL EMPLOYMENT AGREEMENT

        THIS AT-WILL EMPLOYMENT AGREEMENT ("Agreement") is entered into and made effective as of February 25, 1996 ("Effective Date") by and among, John R. Gaulding ("Gaulding"), on the one hand, and NATIONAL INSURANCE GROUP, a California corporation, for itself and its current and future subsidiaries (collectively the "Company"), on the other hand.

                                   BACKGROUND

         The Company wishes to employ Gaulding as an employee at-will, and Gaulding wishes to be so employed, to serve as the President and Chief Executive Officer of the Company, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. POSITION AND RESPONSIBILITIES; TITLE AND REPORTING RELATIONSHIP(S). The Company employs Gaulding as an employee at-will under this Agreement to serve as Chief Executive Officer and President of the Company and each of its subsidiaries commencing April 1, 1996. Between the Effective Date of this Agreement and April 1, 1996, Gaulding shall act in a consulting capacity to the Company, but not as an officer or director, in accordance with the terms and conditions of a Consulting Agreement between Gaulding and the Company. Gaulding will report to the Board of Directors of the Company. The Company's at-will employment policy to which the parties agree is more particularly described in the memorandum attached as Exhibit A and incorporated herein by this reference.

         1.1 Description of Duties. Gaulding shall have the executive duties and responsibilities as assigned to him from time to time by the Board of Directors of the Company. The Board of Directors, in its sole discretion and from time to time, may set, modify and eliminate reasonable performance goals which Gaulding shall be required to meet. The creation or attainment of such reasonable performance goals shall not affect the terminable-at-will nature of the employment relationship.

         1.2 Attention to Duties; Time Applied to the Business of the Company. Gaulding will devote all of his full time and attention to the business of the Company and perform his duties and services in a faithful and diligent manner and to the best of his abilities. Gaulding shall not invest in any company or business which competes in any manner with the Company, except those companies whose securities are listed on national securities exchanges or quoted daily in the Nasdaq National Market listing of the Wall Street Journal. Gaulding may serve as a member of the Board of Directors of unaffiliated companies and organizations so long as (i) such a company or organization is not engaged in the same or similar business as that of the Company and/or is not competitive and/or does not otherwise conflict with the business of the Company, (ii) the activities of Gaulding as director shall not interfere with Gaulding's duties and/or time and attention to duties pursuant to this Agreement unless otherwise agreed to in writing by the parties, and (iii) the Board of Directors approves in

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advance each service not listed below. The Company hereby approves the following services Gaulding is currently furnishing to other companies:

              1.2.1 Consulting services to ADP, Gaulding's former employer, which Gaulding estimates will require not more than one day per month of his time.

              1.2.2 Director services to the Board of Visitors of the Graduate Business School of the University of Southern California, which Gaulding estimates will not require more than two half days per year of his time.

              1.2.3 Trustee and director services to the Capital Campaign Committee of Dominican College, which Gaulding estimates will not require more than 8 days per year of his time.

              1.2.4 Advisory services to the Advisory Board of Braxton Associates, the strategy consulting division of Deloitte & Touche, which Gaulding estimates will not require more than four days per year of his time.

              1.2.5 Director services for TMP Worldwide, which Gaulding estimates will not require more than three days per month of his time.

2. BASE SALARY The Company shall pay, and Gaulding shall accept, a bi-weekly salary of Eleven Thousand Five Hundred Thirty-Eight Dollars and Forty-Six Cents ($11,538.46), as may be adjusted from time to time based upon recommendations and approved by the Company's Board of Directors.

3.               INCENTIVE COMPENSATION

         3.1 The Company shall give Gaulding performance incentives in accordance with an incentive performance program recommended by the Compensation Committee and approved by the Board of Directors. This program shall provide performance criteria and targets for calendar years 1996 and 1997 ("Incentive Plan Criteria and Targets"). An annual incentive award of up to $150,000 shall be paid for achieving the "at-target" goal of the Incentive Plan Criteria and Targets, with an incentive award of up to $90,000 for achieving an "acceptable-but-not-at-target goal" and $300,000 for achieving an "exceptional-above-target goal", as these goals are specified in the Incentive Plan Criteria and Targets. The annual incentive compensation for 1996 shall be pro rated based upon the months Gaulding is a full-time employee and officer of the Company. The incentive award will be paid within 90 days after the completion of NAIG's fiscal year.

         3.2 The details of Gaulding's performance program for calendar years 1996 and 1997 and the Incentive Plan Criteria and Targets for calendar years 1996 and 1997 shall be developed by the Compensation Committee in discussions with Gaulding by March 15, 1996, and approved by the Board of Directors by written resolution prior to April 1, 1996.

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         3.3 The Compensation Committee and the Board of Directors will define new goals and incentives for calendar years subsequent to 1997, but in no event will Gaulding's "at-target" incentive award be less than $100,000 per year after 1997.

4. STOCK OPTIONS. Gaulding shall be granted the following options to purchase shares of the Company's common stock at the closing price of the Company's stock on the Effective Date of this Agreement pursuant to the Company's current 1986 Stock Option Plan for Employees, as amended ("Stock Option Plan"): (1) 150,000 shares, and (2) 100,000 shares, which grant shall be subject to approval by the Company's shareholders of an amendment of the Stock Option Plan to remove the provision prohibiting a grant of more than 150,000 shares of stock to an employee in a fiscal year. The Company agrees to include such proposed amendment in its Proxy Statement and recommend its approval to the shareholders. If the shareholders do not approve such amendment, Gaulding and the Company agree to negotiate in good faith fair and reasonable compensation to be paid Gaulding in lieu of such 100,000 share stock option grant. Each such stock option grant shall vest on March 31, 1998, which means that no options will vest prior to that date except as provided in Section 7 below.

5. OTHER BENEFITS.

         5.1 Signing Bonus. The Company shall pay Gaulding, subject to Section 6.3, a nonrefundable signing bonus of $100,000 ("Signing Bonus") which shall be payable in three installments as follows: $50,000 on April 1, 1996; $25,000 on October 1, 1996; and, $25,000 on January 1, 1997.

         5.2 Club Dues and Professional Associations. The Company shall reimburse Gaulding for his membership dues for the Jonathan Club in Los Angeles and the Banker's Club in San Francisco. The Company shall pay the cost of or reimburse Gaulding for Gaulding's membership and participation in professional associations relevant to the Company's business.

         5.3 Automobile Allowance. The Company shall pay Gaulding $1,000 per month as a reimbursement for automobile expenses, which is intended to include any mileage allowance.

         5.4 Insurance Benefits.

              5.4.1 So long as Gaulding is employed, he shall be entitled to the same Company- provided and paid group health insurance coverage, including dependents' coverage, under any such policies and group policies purchased by the Company for its employees, and a senior officer group disability insurance program which may be purchased from time to time by the Company for certain of its employees. The Company shall pay for the cost of providing coverage to Gaulding's dependents. In lieu of electing coverage under the Company's group health insurance coverage for himself and his dependents, Gaulding may elect to be reimbursed $800 per month for COBRA expenses for up to 18 months from the Effective Date so that he and his dependents may continue to receive the benefits under his current health plan.

              5.4.2 The Company shall reimburse Gaulding for the actual premium cost of a $1.3 million term life insurance policy for the period April 1, 1996 through March 31, 1998 up to a maximum premium amount of $10,000 per year.

         5.5 Expense Reimbursements. The Company shall reimburse Gaulding for reasonable and necessary travel and out-of-pocket expenses incurred by Gaulding on behalf of the Company in performing

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his duties hereunder. Gaulding shall comply with the Company Policies in force from time to time relating to such travel and out-of-pocket expenses.

         5.6 Vacation. Vacation will accrue in accordance with Company's Policies and Procedures at an the rate of .077 of a vacation day for each day worked at the Company by Gaulding and such vacation is subject to the accrual cap set forth in the Company's Personnel Policies and Procedures.

         5.7 Credit Card for Business Expenses. The Company shall provide Gaulding with a Company-billed credit card, such as a corporate American Express card or comparable national credit card of the Company's choice which may be changed by the Company from time to time, so that Gaulding may charge the substantial majority of his authorized business travel and entertainment expenses directly to the Company in accordance with this Agreement the Company Policies relating thereto in force from time to time.

         5.8 Spousal Travel. Gaulding shall be reimbursed for business-related travel expenses for his spouse. It is agreed that such trips shall be for business in which the social setting is such that fellow officers, customers and/or business peers would normally be accompanied by their spouses.

         5.9 Sick Time.

              5.9.1 If Gaulding does not work because of illness, sickness, disease, accident or disability, at the Company's option, Gaulding may be required to bring a written notice from his doctor, addressed to the Company, on the day he returns to work (i) stating that he was unable to work on the days that he missed work, and (ii) stating that Gaulding is now able to resume the duties he performed and work the number of hours he was employed to work prior to such absence. Gaulding consents to the disclosure by his doctor to the Company of such medical information as the Company may be legally entitled to obtain regarding his ability to perform his job.

              5.9.2 So long as Gaulding is employed by Company, sick time pay ("Sick Time") shall be provided by the Company, but is only payable to Gaulding for the times when Gaulding is too ill, sick, diseased, injured or disabled to do the work which he is employed by the Company to do.

              5.9.3 The Company will provide Gaulding six (6) Sick Time days during Gaulding's working year, the first of which begins on the Effective Date of this Agreement ("Working Year"). The Sick Time accrues at one-half day per each two consecutive pay periods up to a maximum of six (6) days per Working Year. At the end of any Working Year, all accrued unused Sick Time is transferred to the next concurrent Working Year. The transfer of Sick Time days from one Working Year to the next shall not increase the maximum number of six
(6) Sick Time days which can be accrued at any time. No more than six (6) Sick Time days may be used in any Working Year.

         5.10 Review. The Compensation Committee and the Board of Directors shall review Gaulding's performance, salary and other benefits on or about March 31st of 1997 and 1998.

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6. TERM AND TERMINATION OF EMPLOYMENT.

         6.1 Employment by the Company. Gaulding shall be employed under this Agreement on its Effective Date and shall remain employed for an indefinite period thereafter, until the relationship is terminated at the will of either Gaulding or the Employer upon written notice to the other. The use of any period of time to describe any compensation, benefit. Review, stock option or other aspect of employment shall not give rise to any implied term to this Agreement.

         6.2 Termination of Employment by the Company. It is expressly understood that the Board of Directors of the Company (or its designee) may terminate Gaulding's employment with the Company upon written notice for any reason, with or without Cause. For purposes of this Agreement, "Cause" shall mean gross negligence or engaging in gross misconduct. Gaulding may terminate his employment with the Company for any reason, with or without Cause, upon written notice to the Company.

         6.3 Severance Benefits. Regardless of which party terminates Gaulding's employment with the Company, and provided that Gaulding's employment by the Company is not terminated or terminable for Cause and that Gaulding complies with each and every term and condition of this Agreement, Gaulding shall be entitled to the following severance benefits and only the following severance benefits ("Severance Benefits"):

              6.3.1 Termination by the Company for Convenience. If the Company terminates Gaulding's employment without Cause, Gaulding will be entitled to receive the following severance compensation:

                   6.3.1.1 12 months of base pay, i.e., $300,000, plus a pro rata share of the short-term incentive award earned, if any, based upon the Incentive Plan Criteria and Targets, if such termination occurs within a period of 9-months from the Effective Date of this Agreement;

                   6.3.1.2 9 months of base pay, i.e., $225,000, plus a pro rata share of the short-term incentive award earned, if any, based upon the Incentive Plan Criteria and Targets, if such termination occurs within a period of more than 9-months but less than 18-months from the Effective Date of this Agreement.

                   6.3.1.3 6 months of base pay, i.e., $150,000, plus a pro rata share of the short-term incentive award earned, if any, based upon the Incentive Plan Criteria and Targets, if such termination occurs within a period of more than 18-months but less than 24-months from the date of the Effective Date of this Agreement; and

                   6.3.1.4 any installment of the Signing Bonus not paid to Gaulding at the time of such termination.

                 After 24-months there will be no severance compensation. The Compensation Committee and the Board of Directors will make the determination of the amount of the short term performance incentive award to which Gaulding may be entitled in the event of a severance.

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              6.3.2 Termination for Change in Control. For purposes of this
Agreement the terms "Change in Control" and "Adverse Change in the Board of Directors" shall have the meaning developed in discussions with Gaulding and approved in writing by the Compensation Committee and Board of Directors by March 15, 1996. These definitions shall be attached to this Agreement as Exhibit B and are incorporated herein by this reference. If Gaulding's employment is terminated or if he elects to terminate his employment as a result of a Change in Control or an Adverse Change in the Board of Directors, Gaulding's stock option grant described in Section 4 shall vest in its entirety and he additionally shall receive any installment of the Signing Bonus not paid to him at the time of such termination.

              6.3.3 Voluntary Termination by Gaulding. If Gaulding is terminated by the Company for Cause or if he voluntarily terminates his employment other than as a result of Change in Control, he shall not be entitled to receive any severance benefits, including, but not limited to, any severance compensation, automatic vesting of stock options or any installment of the Signing Bonus not paid to him at the time of such termination.

         Gaulding agrees that the severance compensation set forth in this letter is the only sum the Company will owe him (other than items required by law, e.g. accrued vacation pay, if any) in the event of a termination other than for Cause.

              6.3.4 Director. The parties recognize that Gaulding's status as a Director of the Company is dependent upon his continued employment with the Company and, unless otherwise agreed upon by the parties, shall terminate upon his termination of employment by the Company.

              6.3.5 No Future Employment by the Company. Unless otherwise agreed upon in writing by the parties, Gaulding, after termination of any employment, shall not seek nor accept employment with the Company in the future and the Company is entitled to reject without Cause any application for employment with the Company made by him, and not hire him. Gaulding agrees that he shall have no Cause of action against the Company arising out of any such rejection.

7. PROPRIETARY INFORMATION. Gaulding's execution of this Agreement shall also comprise his assent to be bound by the Proprietary Information Agreement in the form which is attached hereto as Exhibit C. Gaulding agrees to execute Exhibit C contemporaneously with this Agreement.

8. SEPARATE AND SEVERABLE. Each term, clause and provision of this Agreement is separate and independent, and should any term, clause or provision of this Agreement be found to be invalid, the validity of the remaining terms, clauses and provisions shall not be affected.

9. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING. No waiver or modification of this Agreement shall be valid unless in writing and executed by duly authorized officers of the Company and Gaulding. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, unless such waiver or modification is in writing and executed by duly authorized officers of the Company and Gaulding. The terminable-at-will nature of the employment relationship with Gaulding can only be altered by a written

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resolution approved by the Company's Board of Directors. No individual Director,
Officer or employee has any authority to enter into any express or implied agreement of employment with Gaulding.

10. GOVERNING LAW. This Agreement and performance under it, and any suits or special proceedings brought under it, shall be construed in accordance with the laws of the United States of America and the State of California and any arbitration, mediation or other proceeding arising hereunder shall be filed and adjudicated in San Mateo County, California.

11.      ARBITRATION AND MEDIATION.

         11.1 In the event there is any dispute arising out of Gaulding's employment with the Company, the termination of that employment, this Agreement or the Exhibits to this Agreement, whether such dispute gives rise or may give rise to a Cause of action in contract or tort or based on any theory or statute, including, without limitation, for employment discrimination or wrongful discharge in violation of public policy or breach of the implied covenant of good faith and fair dealing, Gaulding and the Company agree that the exclusive recourse shall be to submit any such dispute to final and binding arbitration pursuant to the provisions of the Federal Arbitration Act (9 U.S.C. Section 1, et seq.) if applicable to Gaulding's employment hereunder, or any successor or replacement statute, or the provisions of Title 9 of Part III of the California Code of Civil Procedure, commencing at section 1280, or any successor or replacement statute if the Federal Arbitration Act does not apply to Gaulding's employment. Any request for arbitration must be submitted in writing to the other party to this Agreement within six (6) months of the date the dispute arose. The failure to timely request arbitration hereunder shall constitute a complete waiver of all rights to raise any claims in any forum arising out of any dispute described herein. The six (6) months limitations period within which to request arbitration shall not be subject to tolling, equitable or otherwise. The arbitrator shall have the power to determine the arbitrability of any dispute but shall not have the power to alter, amend or modify any of the provisions of this Agreement. If the parties are unable to agree on an arbitrator, a list of arbitrators from the California State Mediation and Conciliation Service will be obtained by the Company, and first Gaulding and then the Company will alternatively strike names on the list until only one remains, who shall be the arbitrator. Any arbitration hereunder shall be conducted in a manner consistent with the commercial arbitration rules used by the American Arbitration Association. This arbitration provision shall not bar a court from entering a temporary restraining order, preliminary injunction or other provisional relief pending arbitration of any dispute.

         11.2 Prior to the Arbitration, the parties must first agree to mediate their dispute before a professional mediator, mutually agreed upon.

         11.3 The prevailing party in any dispute with respect to this Agreement and/or Gaulding's employment and/or termination shall be entitled to all reasonable costs and attorneys' fees expended in and for mediation and/or arbitration.

12. RELIANCE; INTERPRETATION. The parties hereto represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by any of the other parties or by any of the other parties' agents, attorneys or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or

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against any of the parties hereto. This Agreement shall be construed as if each party hereto was its author and each party hereby adopts the language of this Agreement as if it were his, her or its own. The captions to this Agreement and its sections, subsections, tables and exhibits are inserted only for convenience and shall not be construed as part of this Agreement or as a limitation on or broadening of the scope of this Agreement or any section, subsection, table or exhibit.

13. PERSONNEL POLICY MANUAL AND RELATIONSHIP TO THIS AGREEMENT. The provisions of this Agreement shall prevail over any inconsistent provision of the Company's Employee Manual. The following provisions of the Employee Manual shall not apply to Gaulding regardless of the existence of any inconsistent provision in this Agreement: Performance Evaluation, 105; Corrective Action, 106; Termination of Employment, 107; Internal Transfer and Placement 109; Employee Benefits 200; Sick Time, 205; Compensation, 300; Hours of Work and Time Reporting, 301; Overtime Pay, 302; Tardiness and Absenteeism Standards, 304; Automobile Mileage Allowance, 504. With respect to any provision of the current or future Employee Manual which applies to Gaulding's employment, any reference in such a provision to permission, assent or approval being granted by the Chief Executive Officer and/or President shall mean permission, assent or approval by the Board of Directors. No provision of the Employee Handbook as it is presently comprised or subsequently amended shall affect Gaulding's terminable-at-will status or confer on Gaulding any pecuniary benefits other than those described in this Agreement.

14.      MISCELLANEOUS.

         14.1 Assignment. This Agreement shall be assigned to any purchaser of substantially all of the Company's assets or stock, but shall not be assigned upon the purchase of all or substantially all of the assets or stock of any subsidiary. In no case shall the assignment of this Agreement result in any duplicate or additional payment to Gaulding. The sale of the Company's assets or its stock, or one or more of the Company's subsidiaries' assets or their stock or the sale of less than substantially all of any of their assets shall not comprise a termination of employment under this Agreement. This Agreement shall not otherwise be assigned without the prior written consent of both parties.

         14.2 Entire Agreement. This Agreement, including all exhibits attached hereto, and the Consulting Agreement between the parties, constitute the entire Agreement between the parties relating to the subject matter hereof. All prior and/or contemporaneous agreements, proposals, understandings and/or communications between or involving the parties relating to the subject matter hereof, whether oral or written, are void and are replaced in their entirety by this Agreement. The parties agree that (i) there shall be no oral agreements between the parties, whether or not allegedly entered into prior, during or subsequent to the term of this Agreement, and (ii) in order for any agreement to be effective between the parties, whether contemporaneous with or subsequent to the Effective Date of this Agreement, it shall be set forth in writing and executed by duly authorized officers of the Company and Gaulding. Any subsequent change or changes in Gaulding's duties, salary or compensation will not affect the validity or scope of this Agreement.

         14.3 Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of or an acquiescence in or to such provision.

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         14.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.5 No Promises. Except as otherwise specified in this Agreement, among other things not promised, no promises have been made to Gaulding of:

              14.5.1 A career opportunity with the Company; or

              14.5.2 Future increases in and/or additional salary, benefits or other compensation from the Company, except as otherwise expressly set forth in this Agreement; or

              14.5.3 The ownership or equity interest in or ability to obtain ownership or equity interest in the Company, except as otherwise set forth in
Section 4 of this Agreement;

              14.5.4 Profits of the Company, except as otherwise provided by this Agreement and/or any other bonus program approved by the Compensation Committee of the Company's Board of Directors; or

              14.5.5 Advancement with or within the Company; or

              14.5.6 Continued employment; or

              14.5.7 A review of Gaulding's work and/or performance, except as otherwise provided in this Agreement, but the Company reserves the right to do so at any time and from time-to-time; or

              14.5.8 References of any kind.

         14.6 No Inconsistent Obligations. Gaulding represents that he is not aware of any obligations, legal or otherwise, inconsistent with the terms of this Agreement or his undertakings under this Agreement.

         14.7 Death of Employee. On the occasion of the death of Gaulding, while this Agreement is in effect, his estate shall be Employee's named beneficiary to receive any benefits or compensation paid under this Agreement. Gaulding may change such named beneficiary at any time, but such change of named beneficiary shall be in writing and executed by all parties to this Agreement.

         14.8 Notices. All communications required or permitted to be made under this Release shall be in writing and either shall be delivered personally or sent by receipted private mail courier or United States Postal Service certified or registered mail, postage prepaid and return receipt requested, to the address or addresses set forth below, or to such other address or addresses as a party may notify another party pursuant to this Section. Any such communication shall be deemed to be properly given (i) if delivered personally or by courier, upon written acknowledgement of receipt after delivery to the address specified; or
(ii) if posted, the earlier of the actual date of delivery, as set forth in the return receipt, or three (3) days from the date posted pursuant to the foregoing. The address for each party is as follows:

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     To the Company:

         National Insurance Group
         395 Oyster Point Boulevard
         Suite 500
         South San Francisco, California  94080-1933
         Attention:  General Counsel

     To Gaulding:

         115 Margarita Drive
         San Rafael, CA 94901
         Attention:  John R. Gaulding

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to enter into and be bound by the provisions hereof, as of the Effective Date.

WITNESS:



By:/s/                                By: /s/ John R. Gaulding
   ----------------------------           ------------------------------------
                                          John R. Gaulding

                                      NATIONAL INSURANCE GROUP
                                      a California corporation, for itself and its current and future subsidiaries

WITNESS:

By:/s/                                By: /s/ Mel Croner
   ----------------------------           ------------------------------------
                                          Mel Croner
                                          President

                             (Signatures Continued)

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         The undersigned, who is the attorney for John R. Gaulding, hereby executes this Agreement solely for the purpose of acknowledging that he has consulted with John R. Gaulding, explained the meaning of this Agreement to him and believes that he understands the meaning and significance of the terms and conditions of this Agreement.

                                        Firm: Cook & Roos PLC
                                              --------------------------------
                                        By: /s/ John C. Cook
                                            ----------------------------------
                                        Print Name: /s/ John C. Cook
                                                    --------------------------

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                                   EXHIBIT A

                               M E M O R A N D U M

TO:               John Gaulding

FROM:             Human Resources

DATE:             March 29, 1996

RE:               EXPLANATION OF EMPLOYMENT "AT-WILL".

         National Insurance Group and its subsidiaries ("National") is an "at-will" employer. This means that National may terminate your employment at any time, with or without cause and without notice, and that you may terminate your employment at any time, with or without cause and without notice. There is no promise that your employment will continue for a set period of time, nor is there any promise that it will be terminated only under particular circumstances. No raise or bonus or other action or inaction of the Company, if any, shall alter your status as an "at-will" employee or create any implied contract of employment. Discussion of possible or potential benefits in future years is not an express or implied promise of continued employment. No manager, supervisor, officer or director of National has the authority to change your status as an "at-will" employee. No position within National is considered permanent.

                                    EXHIBIT B

                                   DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

"Change of Control" means the acquisition by one or more persons or entities, acting in concert, of control of ____% or more of the Company's common stock.

"Adverse Change in Board of Directors" means the replacement of at least ____% of the current directors with new directors who are not duly-elected heirs, administrators, successors or assigns of the current directors.

                                    EXHIBIT C
                        PROPRIETARY INFORMATION AGREEMENT

         THIS PROPRIETARY INFORMATION AGREEMENT made as of _____________, 1996 ("Agreement Date"), by and between John R. Gaulding ("Employee") and National Insurance Group ("National") for itself and its current and future subsidiaries (collectively the "Company"). The past, current and future subsidiaries of National are sometimes referred to herein collectively as the "Subsidiaries". As used herein, "Company" includes predecessors of the Company.

         In consideration of the compensation now and hereafter paid to Employee by the Company and/or Subsidiaries, and other good and sufficient consideration, receipt of which is hereby acknowledged, Employee agrees to the following:

1.       Maintaining Confidential Information.

         1.1 Company and Subsidiary Information. Employee agrees at all times, during the term of his/her employment with the Company and the Subsidiaries and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company or the Subsidiaries, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, source codes, passwords, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or the Subsidiaries or any of their clients, consultants or licensees.

         1.2 Former Employer Information. Employee agrees that he/she will not, during his/her employment with the Company and the Subsidiaries, improperly use or disclose any proprietary information or trade secrets of his/her former or concurrent employers or companies, if any, and that he/she will not bring onto the premises of the Company or the Subsidiaries any unpublished document or any property belonging to his/her former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

         1.3 Third Party Information. Employee recognizes that the Company and/or the Subsidiaries have received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's and the Subsidiaries' part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that he/she owes the Company and the Subsidiaries and such third parties, during the term of his/her employment with the Company and the Subsidiaries and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out his/her work for the Company and the Subsidiaries consistent with the Company's and the Subsidiaries' agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's and/or Subsidiaries agreement with such third party) without the express written authorization of the Board of Directors of the Company.

2.       Retaining and Assigning Inventions and Original Works.

         2.1 Inventions and Original Works Retained by Employee. Employee has attached hereto, as Schedule 1, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by him/her prior to the Agreement Date which belong to him/her, which relate to the Company's and the Subsidiaries' proposed business and products, and which are not assigned to the Company or the Subsidiaries; or, if no such list is attached, Employee represents that there are no such inventions.

         2.2 Inventions and Original Works Assigned to the Company and the Subsidiaries. Employee agrees that he/she will promptly make full written disclosure to the Company and/or the Subsidiaries, will hold in trust for the sole right and benefit of the Company and the Subsidiaries, and will assign to the Company and the Subsidiaries all his/her rights, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time he/she is in the employ of the Company and the Subsidiaries. Employee recognizes, however, that Section 2870 of the California Labor Code (as set forth in Schedule 2 attached hereto) exempts from assignment under this provision any invention as to which he/she can prove the following:

         2.2.1 It was developed entirely on his/her own time; and

         2.2.2 No equipment, supplies, facilities or trade secrets of the Company or the Subsidiaries were used in its development; and

         2.2.3 It did not relate, at the time of its conception or its reduction to practice, to the business of the Company or the Subsidiaries or to the Company's or Subsidiaries' actual or demonstrably anticipated research and development; and

         2.2.4 It did not result from any work performed by Employee for the Company and/or the Subsidiaries.

         Employee acknowledges that all original works of authorship which are made by him/her (solely or jointly with others) within the scope of his/her employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

    2.3 Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all inventions and original works of authorship made by him/her (solely or jointly with others) during the term of his/her employment with the Company and the Subsidiaries. The records will be in the form of notes, sketches, drawings, and any other format that may be specified from time to time by the Company or the Subsidiaries. The records will be available to and remain the sole property of the Company and the Subsidiaries at all times.

    2.4 Inventions Assigned to the United States. Employee agrees to assign to the United States government all his/her right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and/or the Subsidiaries and the United States or any of its agencies.

    2.5 Obtaining Letters Patent, Copyrights, and Mask Work Rights. Employee agrees that his/her obligation to assist the Company and the Subsidiaries to obtain United States or foreign letters patent, copyrights, or mask work rights covering inventions, works of authorship, and mask works, respectively, assigned hereunder to the Company and/or Subsidiaries shall continue beyond the termination of his/her employment, but the Company and/or the Subsidiaries shall compensate him/her at a reasonable rate for time actually spent by him/her at the Company's and/or the Subsidiaries' request on such assistance. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters patent, copyrights, or mask work rights covering inventions or other rights assigned to the Company and/or the Subsidiaries as above, then, then Employee hereby irrevocably designates and appoints the Company and the Subsidiaries and their duly authorized officers, and agents as his/her agent and attorney in fact, to act for and in his/her behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyrights, and mask work rights with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company and the Subsidiaries any and all claims, of any nature whatsoever which he/she now or may hereafter have for infringement of any patents, copyrights, or mask work rights resulting from any such application assigned hereunder to the Company.

    2.6 Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment to the Company and the Subsidiaries do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as
Schedule 2. Employee will advise the Company and/or the Subsidiaries promptly in writing, receipt of which will be signed by the Chief Executive Officer of the Company and/or the Subsidiaries, of an inventions, original works of authorship, developments, improvements or trade secrets that he/she believes meet the criteria in Subparagraphs 2.2.1 through 2.2.4 above; and Employee will at that time provide to the Company and/or the Subsidiaries in writing all evidence necessary to substantiate that belief. Employee understands that the Company and the Subsidiaries will keep in confidence and will not disclose to third parties without Employee's consent any confidential information disclosed in writing to the Company or the Subsidiaries relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code. Items not fully covered by Section 2870 of the California Labor Code may be submitted to the Company for consideration and any exceptions to Section 2870 of the California Labor Code shall be noted in said submission.

3. Conflicting Employment. Employee agrees that, during the term of his/her employment with the Company and the Subsidiaries, he will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company or the Subsidiaries are now involved or become involved during the term of his/her employment, nor will Employee engage in any other activities that conflict with his/her obligations to the Company and/or the Subsidiaries.

4. Returning Company's and Subsidiaries' Document. Employee agrees that, at the time of leaving the employ of the Company and the Subsidiaries, he/she will deliver to the Company and/or the Subsidiaries (and will not keep in his/her possession or deliver to anyone else) any and all devices, records, data, source codes, passwords, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company or the Subsidiaries, its successors or assigns. In the event of the termination of Employee's employment, Employee agrees to sign and deliver the "Termination Certification" attached hereto as Schedule 3.

5. Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that his/her performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him/her in confidence or in trust prior to his/her employment by the Company and the Subsidiaries. Employee has not entered into, and Employee agrees he/she will not enter into, any oral or written agreement in conflict herewith.

6. Miscellaneous.

    6.1 Governing Law. This Agreement will be governed by the Laws of the State of California.

    6.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Company and the Subsidiaries and Employee relating to the subject matter herein and merges all prior discussions and agreements with respect to matters herein among the parties hereto. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Employee's duties, salary or compensation will not affect the validity or scope of this Agreement. The obligations arising under this Agreement as an employee of the Company shall apply to Employee regardless of whether such employment was prior to or after the Agreement Date and whether such employment was with the Company or a Subsidiary of the Company.

    6.3 Severability. If one or more of the terms, phrases, clauses or provisions in this Agreement are deemed void by law, then the remaining terms, phrases, clauses and provisions will continue in full force and effect.

    6.4 Successors and Assigns. This Agreement will be binding upon Employee's heirs, executors, administrators and other legal representatives and will be for the benefit of the Company and the Subsidiaries, their successors, and their assigns.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to enter into and be bound by the terms hereof, as of the Agreement Date.

                                    EMPLOYEE

WITNESS:

By: /s/                             By: /s/ John R. Gaulding
    ------------------------------      ---------------------------------
                                    Name: John R. Gaulding
                                          -------------------------------

WITNESS:                            NATIONAL INSURANCE GROUP,
                                    for itself and its current
                                    and future subsidiaries

By: /s/                             By: /s/ Mel Croner
    ------------------------------      ---------------------------------
                                             Mel Croner
                                             President

                                   SCHEDULE 1

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

                                                         Identifying Number
     Title                   Date                       or Brief Description
     -----                   ----                       --------------------
     None                    n/a                                 n/a

                                   SCHEDULE 2

                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

         (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

         (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   SCHEDULE 3

                            NATIONAL INSURANCE GROUP
                            TERMINATION CERTIFICATION

    This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, source codes, passwords, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to National Insurance Group (the "Company"), Great Pacific Insurance Company ("GPIC") or Fastrac Systems, Inc. Insurance Agent & Broker ("Fastrac"), and Pinnacle Data Corporation ("PDC") or any subsidiary or affiliate of the Company. (For purposes hereof, GPIC, Fastrac, PDC and other subsidiaries or affiliates of the Company are referred to collectively as the "Subsidiaries".)

    I further certify that I have complied with all the terms of the Company's and Subsidiaries' Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that Agreement.

    I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, source codes, passwords, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company, the Subsidiaries, or any of their clients, consultants or licensees.

Date:                                  EMPLOYEE
      --------------------------


                                             (Print Name)

(To be signed by Employee upon termination)